UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2021 (August 19, 2021)

AvePoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39048	83-4461709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Washington Blvd, Suite 1400 Jersey City, NJ (Address of principal executive offices)	07310 (Zip Code)

Registrant’s telephone number, including area code: (201) 793-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVPT	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	AVPTW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

AvePoint, Inc. (the "Company") has dismissed Crowe LLP (“Crowe”) as its independent registered public accounting firm, effective as of August 19, 2021. As described in Item 4.01(a) below, the change in independent registered public accounting firm is not the result of any disagreement with Crowe.

(a) Dismissal of Independent Registered Public Accounting Firm

On August 19, 2021 (the "Dismissal Date"), the Audit Committee (the "Audit Committee") of the Board of Directors of the Company approved the dismissal of Crowe as the Company’s independent registered public accounting firm. Crowe had previously been appointed as the independent registered public accounting firm for the Company's predecessor operating company, AvePoint Operations, Inc. ("Legacy AvePoint"), prior to the successful completion of Legacy's AvePoint's business combination (the "Business Combination") with Apex Technology Acquisition Corporation on July 1, 2021 (the "Merger Effective Date"). Upon completion of the Business Combination on the Merger Effective Date (the "Merger Effective Time"), the Audit Committee appointed Crowe to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

The reports of Crowe on Legacy AvePoint's consolidated financial statements for the fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of Legacy AvePoint's consolidated financial statements for the fiscal years ended December 31, 2020 and 2019 and during (A) Legacy AvePoint's two most recent fiscal years and the subsequent interim period through the Merger Effective Date and ending just prior to the Merger Effective Time (during which periods Crowe served as Legacy AvePoint's independent registered public accounting firm) and (B) the subsequent interim period from the Merger Effective Time through the Dismissal Date (during which Crowe served as the Company's independent registered public accounting firm), there were no “disagreements” with Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Crowe would have caused Crowe to make reference thereto in its reports on the consolidated financial statement for such period. During the aforementioned periods, there have been no “reportable events” (as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K), other than the material weaknesses in internal controls identified by management related to (i) the completeness and accuracy of financial accounting, reporting and disclosures, (ii) the identification, review and accounting for nonroutine transactions and/or events and (iii) segregation of duties with respect to the processing of financial transactions, as the foregoing were previously disclosed in the Company's Registration Statement on Form S-4 as originally filed with the Securities and Exchange Commission (the “SEC”) on February 4, 2021.

The Company provided Crowe with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and requested Crowe furnish the Company with a copy of its letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not Crowe agrees with the statements related to them made by the Company in this report. A copy of Crowe’s letter dated August 24, 2021 is attached as Exhibit 16.1 to this report.

(b) Newly Engaged Independent Registered Public Accounting Firm

On August 19, 2021, the Audit Committee approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm as of and for the fiscal year ending December 31, 2021. Prior to engaging Deloitte, during the fiscal years ended December 31, 2020 and 2019 and through the Dismissal Date, neither the Company nor anyone on its behalf consulted Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Deloitte that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date

16.1*	Letter from Crowe LLP to the Securities and Exchange Commission dated August 24, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AvePoint, Inc.

Dated: August 24, 2021
	By:	/s/ Brian Michael Brown
Brian Michael Brown
General Counsel, Chief Legal and Compliance Officer, and Secretary

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